EXHIBIT 10.19

DATE THE 31st DAY OF MARCH, 2010

EFT INTERNATIONAL LIMTED

and

JFL CAPITAL LIMITED

CONSULTANCY AGREEMENT

THIS AGREEMENT is made the 31st day of March, 2010

BETWEEN:

(1)	EFT INTERNATIONAL LIMITED a company incorporated under the laws of the British Virgin Islands (the "Appointor"); and

(2)	JFL CAPITAL LIMITED a company incorporated under the laws of the British Virgin Islands (the "Company").

NOW IT IS HEREBY AGREED AND DECLARED as follows:

1.	DUTIES & TERM OF APPOINTMENT

The Appointor hereby appoints the Company with effect from 1st April 2010 as its consultant to advise on the administration, financial matters, corporate planning and business development of the Appointor and subject to the provisions for determination of this Agreement hereinafter contained such appointment shall continue until either of the party hereto serving three months' written notice of termination on the otherparty.

2.	REMUNERATION

2.1
From 1st April 2010 until 31st March 2011, the Appointor shall pay the Company an annual fee of U.S. $315,000 divided into 12 equal monthly instalments of U.S. $26,250 each payable in arrears on the last day of each calendar month and if such day is not a business day, the business day preceding such day.

2.2	As from 1st April 2011, the annual fee shall be increased at the rate of U.S. $15,000 each year, being 5% over the Base Fee, that is U.S.$300,000.

3.	TERMINATION

3.1	This Agreement shall terminate on the occurrence of any of the following events:

(a)
a party hereto committing a material breach of its obligations under this Agreement and, in the cases of a breach capable or remedy, failing to remedy the same with fourteen days of being specifically required in writing so to do by the other party;

(b)	any distress, execution, sequestration or other process being levied or enforced upon or sued out against any material property of a party hereto which is not discharged within fourteen days;

(c)	the inability of a party hereto to pay its debts in the normal course of business;

(d)
a party hereto ceasing or threatening to cease wholly or substantially to carry on its business, otherwise than for the purpose of a reconstruction or amalgamation without insolvency previously approved by the other party (such approval not to be unreasonably withheld);

(e)	any encumbrancer taking possession of or a receiver or trustee being appointed over the whole or any material part of the undertaking, property or assets of a party hereto; or

(f)
the making of an order or the passing of a resolution for the winding up of a party hereto, otherwise than for the purpose of a reconstruction or amalgamation without insolvency previously approved by the other party (such approval not to be unreasonably withheld).

3.2	Any termination of the Agreement hereunder shall be without prejudice to any monies or rights accrued to the parties hereto prior to such termination.

4.	ENTIRE AGREEMENT

This Agreement constitutes the entire agreement and understanding between the parties in connection with the subject-matter of this Agreement and supersedes all previous proposals, representations, warranties, agreements or undertakings relating thereto whether oral, written or otherwise and neither party has relied on any such proposals, representations, warranties, agreements or undertakings.

5.	CONFIDENTIALITY

5.1
Other than such disclosure as may be required by law or any competent authority, neither of the parties hereto shall make any announcement or release or disclose any information concerning this Agreement or the transactions herein referred to or disclose the identity of the other party (save disclosure to their respective professional advisers under a duty of confidentiality) without the written consent of the other party.

6.	ASSIGNMENT

This Agreement shall be binding on and shall enure for the benefits of the successors and assigns of the parties hereto but shall not be assigned by any party without the prior written consent of the other party.

7.	COSTS AND EXPENSES

Each party shall bear its own legal and professional fees, costs and expenses incurred in the negotiation, preparation and execution of this Agreement.

8.	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of England and the parties hereto agree to submit to the non-exclusive jurisdiction of the courts of England.

IN WITNESS whereof the parties hereto have duly executed this Agreement the day and year first above written.

SIGNED by	)

a director, for and on behalf	)
/s/
of the Appointor in the	)

presence of:	)

SIGNED by	)

a director, for and on behalf	)
/s/ Wendy Qin
of the Company in the	)

presence of:	)